Exhibit (p)(5)

PROPRIETARY Personal Investments Outside Activities Gifts and Business Entertainment Political Contributions Other Policy Highlights Global Code of Ethics and Standard of Conduct ([KLELWS

Message from Our Co-CEOs The success of Dimensional Fund Advisors can be traced directly back to our ﬁrm’s ﬁrst two guiding principles: Act in the best interest of clients, and act ethically and legally. These beliefs have helped us set the industry standard in exceptional service and build lasting partnerships with our clients. These strong relationships, some spanning over 30 years, are built on trust— treating our clients as we would want to be treated and always doing what we say we are going to do. We take our ﬁduciary obligation seriously and continually work to act as stewards of our clients’ assets, free from conﬂicts of interest. Our ﬁrm’s commitment to integrity makes us stand out in a ﬁnancial industry where competitive pressures are intense to behave otherwise. Dimensional will never compromise its principles or its compliance with laws and regulations, and we depend on our employees, as representatives of the ﬁrm, to uphold our ideals. Please read this guide to learn the rules that inﬂuence our decisions and enable us to maintain the highest legal and ethical standards. Your cooperation with our code of ethics and standard of conduct will guarantee our reputation well into the future. We would like to thank you for your continued dedication to Dimensional and to our clients, which in turn allows us to continue providing for your success. Dave Butler Co-Chief Executive Ofﬁcer Gerard O’Reilly Co-Chief Executive Ofﬁcer and Chief Investment Ofﬁcer

Table of Contents Introduction Reporting Code and Standard of Conduct Violations .............................. 6 Certiﬁcation Requirements ..........................................................................6 Sanctions ......................................................................................................6 Code of Ethics Who Is Subject to the Code? ...................................................................... 8 Covered Accounts ........................................................................................8 New Accounts .............................................................................................. 9 Authorized Brokerage Firms—US Employees and US Persons Subject to the Code ......................................................... 9 Non-Reportable Accounts .........................................................................10 Personal Securities Transactions ............................................................... 10 Private Placements .....................................................................................11 Reportable Transactions (transactions that do not require pre-clearance but must be reported) ....................................................... 11 Personal Trading Restrictions and Prohibited Activities ..........................12 Reporting Requirements ........................................................................... 14 Summary of Reporting Obligations ..........................................................14 Communications with Disinterested Trustees and Outside Directors ... 15 Japan Supplement .....................................................................................15

DIMENSIONAL FUND ADVISORS Standard of Conduct Outside Activities ...................................................................................... 16 Guidelines ............................................................................................17 Approval Process .................................................................................17 Gifts and Business Entertainment ............................................................ 18 Gifts ......................................................................................................18 Business Entertainment ......................................................................19 Political Contributions ............................................................................... 20 Other Policy Highlights ............................................................................. 22 Policy Against Bribery and Corruption .............................................. 22 Privacy Policies ....................................................................................22 Glossary of Terms ............................................................................................ 23 Appendix A—List of Authorized Brokerage Firms .................................... 27 4

Introduction All of us at Dimensional are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we should adhere to the spirit as well as the letter of the law. Dimensional’s Global Code of Ethics (the “Code”) and Standard of Conduct (the “Standard of Conduct”) are designed to help ensure that our actions are consistent with these high standards. The Code and the Standard of Conduct have been adopted by Dimensional pursuant to SEC Rules with the objectives of promoting: „ honest and ethical conduct, including the ethical handling of actual or apparent conﬂicts of interest between personal and professional relationships; „ full, fair, accurate, timely, and understandable disclosure in reports and documents ﬁled with relevant global regulatory agencies and in other public communications made by Dimensional; „ compliance with applicable governmental laws, rules, and regulations; „ the prompt internal reporting of violations of the Code and the Standard of Conduct to the Global Chief Compliance Ofﬁcer (“Global CCO”) and Chief Compliance Ofﬁcer for the U.S. registered funds (“Designated Ofﬁcer”); and „ accountability for adherence to the Code and the Standard of Conduct. Adherence to the Code and the Standard of Conduct is a basic condition of employment. Whether or not a speciﬁc situation is addressed, you must conduct yourself in accordance with the general principles of the Code and Standard of Conduct and in a manner that is designed to avoid unlawful conﬂicts of interest. Failure to comply could result in disciplinary action, up to and including termination.

DIMENSIONAL FUND ADVISORS Reporting Code and Standard of Conduct Violations Dimensional is committed to fostering a culture of compliance. If you have any questions or concerns, or become aware of a violation or potential violation of the Code or the Standard of Conduct, you are required to report the matter to one of the following: „ The Global CCO and/or Designated Ofﬁcer „ General Counsel or „ a member of the Ethics Committee The Global CCO will receive reports on all violations of the Code reported to a Designated Ofﬁcer and/or a member of the Ethics Committee. You have the option of reporting compliance-related matters on a conﬁdential basis through the Compliance Reporting System (“CRS”), or by email at Compliance@dimensional.com. Retaliation against any employee for reporting compliance-related issues is cause for appropriate corrective action, up to and including termination of the retaliating employee. General Code or Standard of Conduct questions should be directed to your local Compliance Team members. Certiﬁcation Requirements You are required to complete a Code of Ethics and Standard of Conduct Acknowledgement Form upon commencement of your employment with Dimensional, and annually thereafter, to acknowledge and certify that you have received, reviewed, understand, and shall comply with the Code and the Standard of Conduct. In addition, any material amendments to the Code or the Standard of Conduct will be communicated to you, and you will be required to acknowledge your receipt and understanding of any such amendments as a condition of your continued employment. Sanctions Depending on the severity of the infraction, you may be subject to sanctions for violating the Code and related personal trading controls or the Standard of Conduct. Sanctions may include, but are not limited to: „ verbal or written warnings, „ letters of reprimand, „ suspension of personal trading activity, 6 INTRODUCTION

DIMENSIONAL FUND ADVISORS „ disgorgement and forfeiture of proﬁts, „ suspension, and/or „ termination of employment Immaterial violations will be communicated to your supervisor, department head, and the Global CCO for corrective action. Material violations will be escalated to the Ethics Committee and may be subsequently reported to the Boards of Directors of the Dimensional Entities, as well as the directors/ trustees of the Dimensional Managed Funds, as required, or other persons or entities as determined by one or more of the Dimensional Entities in their sole discretion. A violation of the Code or Standard of Conduct by an employee or other relevant person is not necessarily considered a violation by that person or by Dimensional of applicable rules or regulations. 7 INTRODUCTION

Code of Ethics Who Is Subject to the Code? The Code applies to all Dimensional employees, directors/trustees, ofﬁcers, and general partners, all of whom are considered Access Persons. In addition, certain provisions of the Code apply to Immediate Family Member(s) living in the same household. Restrictions on personal investment transactions may also be applied to temporary personnel (i.e., interns, contractors, or consultants) whose tenure exceeds ninety (90) days and/or who have access to nonpublic systems. Covered Accounts You are required to report all investment accounts (i.e., Covered Accounts) for which you, your spouse, domestic partner, child, or any other Immediate Family Member have Beneﬁcial Ownership or interests. Covered Accounts include but are not limited to the following: Covered Accounts Brokerage Accounts Discretionary Accounts1 Employee Stock Compensation Plans Retirement Accounts (IRAs or local equivalent) Transfer Agent Accounts (such as a Computershare account) Mutual Fund Accounts (i.e., collective investment schemes) Wrap Accounts UTMAs or UGMAs 529 Accounts, in which you direct investments in Dimensional Managed Funds 1. Discretionary Accounts (including those advised or sub-advised by Dimensional) must be disclosed and approved by Compliance. Supporting documentation must be provided to Compliance as part of your approval request.

DIMENSIONAL FUND ADVISORS Other Covered Accounts Contract for Difference Accounts (CDAs) (UK-speciﬁc) Self-Invested Personal Pensions (SIPPs) and Stocks and Shares ISAs (UK-speciﬁc) Superannuation Accounts (managed, SMSF, or Super Wrap) (Australia-speciﬁc) Nippon (Japan) Individual Savings Account (NISA) (Japan-speciﬁc) Local supplementary or mandatory provident funds or retirement schemes (i.e., CPF accounts in Singapore; MPF accounts in Hong Kong) New Accounts You must promptly report any new Covered Account for yourself, your spouse, domestic partner, child, or any other Immediate Family Member. Unless the Covered Account has been reported, no personal securities transactions can occur within the Covered Account. The U.S. Compliance Team will send a standard letter to U.S. broker- dealer(s) or bank(s), requesting duplicate statements and conﬁrmations. However, it is your responsibility to ensure that duplicate statements and conﬁrmations (or the local equivalent) are provided promptly. Conﬁrmations should be provided within ten (10) calendar days. Authorized Brokerage Firms—U.S. Employees and U.S. Persons Subject to the Code You are required to maintain your Covered Account(s) with an Authorized Brokerage Firm. A list of Authorized Brokerage Firms, which is subject to change from time to time, is included in Appendix A. Exceptions must be approved by the Global CCO or Designated Ofﬁcer. However, if you began your employment on or before August 15, 2019, and maintained one or more Covered Accounts with a brokerage ﬁrm other than an Authorized Brokerage Firm on that date, you may continue to maintain those previously reported and approved Covered Accounts. In addition, the following types of accounts do not need to be maintained with an Authorized Brokerage Firm: mutual fund accounts, 529 accounts, 401(k) accounts, and accounts held directly with an issuer. The Global CCO may amend the list of Authorized Brokerage Firms from time to time. 9 CODE OF ETHICS

DIMENSIONAL FUND ADVISORS Non-Reportable Accounts You do not need to report the following accounts, as Compliance has independent access to these records for monitoring and veriﬁcation purposes: „ Dimensional 401(k) account (or local equivalent); „ Dimensional Health Savings Accounts (HSAs); „ Dimensional Managed Fund accounts established through Fund Operations; and „ If applicable, holdings in Dimensional’s privately issued shares. Although these accounts do not need to be reported, investment activities in these accounts must comply with the standards of conduct embodied in the Code. Personal Securities Transactions You must pre-clear any personal securities transactions in Covered Securities prior to execution.2 This also applies to transactions by any Immediate Family Member of the Access Person. All personal securities transaction reports and requests for pre-clearance must be processed through Dimensional’s compliance reporting system (CRS), a web-based compliance system. Compliance will evaluate and review each pre-clearance transaction request, and notiﬁcation will be provided to employees through the CRS in a timely manner. Pre-clearance approval is valid for T+1 (i.e., market orders), from the time of approval. In addition, you are required to provide conﬁrmations (or the local equivalent) for each approved and executed transaction. Covered securities, which require pre-clearance, include, but are not limited to, the following: Covered Securities Stocks/Shares (common, preferred, or restricted) Fixed Income Securities (excluding certain Sovereign Government issuances) Exchange-Traded Funds (ETFs) must be pre-cleared if the aggregate daily trade value of the security, across all accounts, is >$25,000 (USD) Dimensional Advised or Sub-advised Exchange-Traded Funds (ETFs) must be pre-cleared, regardless of the amount of the transaction 2. The Designated Ofﬁcer is required to receive prior written approval of his/her personal securities transactions from Dimensional’s Global CCO. The Global CCO is required to receive prior approval of his personal securities transactions from one of the Dimensional Co-Chief Executive Ofﬁcers. 10 CODE OF ETHICS

DIMENSIONAL FUND ADVISORS Depository Receipts (ADRs or GDRs) Closed-End Funds and REITs Derivatives (options, futures, forwards, etc.) Voluntary Corporate Actions Private Placements (documentation must be provided) Limited Partnerships and Limited Liability Company Interests Warrants and Rights Convertible Securities Covered securities do not include exempt securities. Exempt securities include: Exempt Securities Shares of registered open-end investment companies (i.e., open-end mutual funds) Bankers’ acceptances, bank certiﬁcates of deposit, commercial paper, and high quality short-term debt instruments (including repurchase agreements) Direct obligations of the US Government, or direct obligations of a “Sovereign Government” (e.g., Government of the United Kingdom, Commonwealth Government of Australia, etc.) Shares issued by a unit investment trust that are invested exclusively in one or more registered open-end investment companies (none of which are Dimensional Managed Funds) Shares of money market funds Privately issued shares of the Advisor Private Placements You may not purchase a private placement unless approved by the Global CCO or Designated Ofﬁcer. Approval would be based upon a determination that the investment opportunity was not being offered to you due to your employment with Dimensional, along with other relevant factors. Each private placement pre-clearance is reviewed on a case-by-case basis. Reportable Transactions (transactions which do not require pre-clearance but must be reported) Although the following transactions do not require pre-clearance, you must report them through the CRS on a quarterly basis: „ Dimensional Managed Funds (through a third-party service provider or ﬁnancial advisor); „ Investments in any funds sub-advised by Dimensional; „ 529 Accounts that hold or are exclusively made up of Dimensional funds; 11 CODE OF ETHICS

DIMENSIONAL FUND ADVISORS „ Automatic Investment Plans (including dividend reinvestment plans) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation; and „ Exchange-Traded Funds (ETFs), other than Dimensional-advised or sub-advised ETFs, where the aggregate daily trade value per security is less than or equal to USD $25,000. Please note: Although transactions in ETFs (not advised or sub-advised by Dimensional) in amounts less than or equal to USD $25,000 do not require pre-clearance, post-trade review will be performed and all other Code provisions will still apply, such as the sixty (60) day proﬁt restriction. Personal Trading Restrictions and Prohibited Activities The following transactions are prohibited: „ Limit orders that expire after the T+1 pre-clearance period (including limit orders with no expiration date); „ Transactions on margin; „ Initial public offering (IPO) investments; „ Short selling of securities; „ Transactions in securities that are subject to ﬁrmwide restriction; and „ Transactions in a security while in possession of insider information. Such transactions are unethical and illegal and will be dealt with decisively (reference the Global Insider Trading Policy, the EU Anti-Market Abuse Policy, the Singapore Supplemental Insider Trading Policy, and the Japan Insider Trading Management Policies). You are prohibited from executing personal investment transactions with individuals with whom business is being conducted on behalf of certain institutional clients. Therefore, Compliance may request the name of the account contact (or agent) before processing the pre-clearance request. BLACKOUT PERIOD RESTRICTION „ A pre-clearance request involving a covered security will be denied if Dimensional has traded in the same or equivalent security within the past seven (7) calendar days, and the pre-clearance request is for an amount over USD $10,000. Any transaction in a covered security for an amount less than or equal to USD $10,000 still must be pre-cleared and reported, with the exception that transactions in ETFs not managed by Dimensional only require pre-clearance if the transactions are for an amount greater than USD $25,000. 12 CODE OF ETHICS

DIMENSIONAL FUND ADVISORS „ Compliance will monitor trading activity for seven (7) calendar days following the pre-clearance approval date for conﬂicts of interest on non-Discretionary Accounts. SHORT-TERM TRADING RESTRICTIONS „ Access Persons cannot proﬁt from the purchase and sale (or sale and purchase) of the same or equivalent security within sixty (60) calendar days. „ Gains are calculated based on a last-in, ﬁrst-out (LIFO) method within a sixty (60) calendar day period. EXCESSIVE TRADING IN COVERED SECURITIES Dimensional discourages employees from engaging in excessive trading activity. Compliance has the discretion to notify you and/or an appropriate supervisor of excessive trading patterns if circumstances warrant. EXCESSIVE TRADING OF DIMENSIONAL MANAGED FUNDS Employees are prohibited from engaging in excessive trading of any Dimensional Managed Funds in order to take advantage of short-term market movements. Excessive trading activity, such as a frequent pattern of exchanges, could result in harm to shareholders or clients. ETFS FOR WHICH DIMENSIONAL SERVES AS ADVISOR OR SUBADVISOR Employees with knowledge of the composition of the underlying ETF constituents are prohibited from using such information or from disclosing such information to any other person, except as authorized in the course of their employment, until such information is made public. CRYPTOCURRENCIES When seeking to acquire a digital currency, either directly or in the form of a security, please be aware of the following: „ If you purchase or sell a digital currency considered to be a “security” within the meaning of the U.S. federal securities laws (or any other applicable laws for non-U.S. personnel), you need to pre-clear the transaction just as you would any other Covered Security. Likewise, if you purchase or sell a fund or other instrument that invests in a digital currency (e.g., Bitcoin Investment Trust (“GBTC”)), you need to pre-clear the transaction just as you would any other covered security. „ As with any initial public offering (IPO), your participation in an Initial Coin Offering or Initial Token Offering (ICO), is not permitted under the Code. „ Holding or transacting in actual cryptocurrency that has been determined not to constitute a security within the meaning of the U.S. federal securities laws (or any other applicable laws for non-U.S. 13 CODE OF ETHICS

DIMENSIONAL FUND ADVISORS personnel), including holding or transacting in Bitcoin or Ethereum, does not require pre-clearance or reporting to Compliance. EXCEPTIONS TO CODE RESTRICTIONS In cases of hardship, the Global CCO or Designated Ofﬁcer may grant an exception (or waiver) to the personal trading restrictions of the Code. The decision will be based on a determination that a hardship exists and the transaction for which the exception (or waiver) is requested would not result in a conﬂict with our clients’ interests or violate any other policy embodied in the Code. Any exception (or waiver) will be evidenced in writing and will be reported to the Ethics Committee. Reporting Requirements All personal securities transactions and holdings reports will be reviewed by Compliance. The records and reports created or maintained pursuant to the Code are intended solely for internal use and are conﬁdential unless required to be disclosed to a regulatory or governmental agency. New employees who fail to submit their Compliance New Hire Questionnaire and Initial Holdings Report within ten (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transaction until such report is submitted and may be subject to other sanctions. Summary of Reporting Obligations New Hires All Employees Upon joining the ﬁrm (Due in 10 calendar days) Quarterly and Annually (Due 30 calendar days after each quarter) New Hire Questionnaire (Disciplinary Action Disclosure) Quarterly and Annual Compliance Questionnaires Initial Holdings Report (include private placements) Quarterly Transaction Reports and Annual Holdings Certiﬁcation Provide Covered Account statement(s) (current, within 45 days prior to start date) Covered Account(s) Certiﬁcation; report new accounts upon opening Code of Ethics, Insider Trading and Compliance Manual Acknowledgements Code of Ethics, Insider Trading and Compliance Manual Acknowledgements 14 CODE OF ETHICS

DIMENSIONAL FUND ADVISORS Communications with Disinterested Trustees and Outside Directors Dimensional attempts to keep directors/trustees informed with respect to Dimensional’s investment activities through reports and other information provided to them in connection with board meetings and other events. However, it is Dimensional’s policy not to communicate speciﬁc trading information and/or advice on speciﬁc issues to Disinterested Trustees and Outside Directors unless the proposed transaction presents issues on which input from the Disinterested Trustees or Outside Directors is appropriate (i.e., no information is given regarding securities for which current activity is being considered for clients). Any information requests by Disinterested Trustees or Outside Directors should be reported to the General Counsel or the Global CCO. Disinterested Trustees are not subject to the reporting requirements except to the extent the Disinterested Trustee knew or, in the ordinary course of fulﬁlling his or her duties as a director, should have known that during the ﬁfteen (15) days immediately before or after the Disinterested Trustee’s transaction in a Covered Security, a U.S. Registered Fund purchased or sold the covered security, or an Advisor considered purchasing or selling the covered security for a U.S. Registered Fund. Japan Supplement Pursuant to local rules and regulations, Japanese employees have additional restrictions on personal trading (see the Japanese Code of Ethics Addendum). 15 CODE OF ETHICS

Standard of Conduct This Standard of Conduct is designed to foster compliance with applicable legal and regulatory requirements and to require that employees act in a manner that is consistent with the highest ethical standards. Adherence to the Standard of Conduct is a basic condition of employment. Whether or not a speciﬁc situation is addressed below, you must conduct yourself in accordance with the general principles of the Standard of Conduct and in a manner that is designed to avoid unlawful conﬂicts of interest. Failure to comply could result in disciplinary action, up to and including termination. Outside Activities Certain types of outside business activities may cause a conﬂict of interest or an appearance of a conﬂict of interest. There is no absolute prohibition on a Dimensional employee participating in certain outside activities, such as charitable foundations and endowments, provided your participation does not present a conﬂict of interest and you comply with the Standard of Conduct. However, as a practical matter there may be circumstances in which it would not be in Dimensional’s best interest to allow an employee to participate in activities with an outside organization, even if the employee’s participation did not violate Dimensional’s policies and procedures (such as whether the activity would absorb a good part of the employee’s time, potentially affecting their performance at Dimensional). It is impossible to anticipate every conﬂict of interest that may arise, but activities with outside organizations should be limited to those that either do not present or have the least potential of presenting conﬂicts of interest. As a result, Dimensional requires that outside business and charitable activities must be approved by your supervisor and Compliance prior to the acceptance of such a position (or if you are new, upon joining the ﬁrm).

DIMENSIONAL FUND ADVISORS Guidelines SERVING ON THE BOARDS OF PUBLIC COMPANIES „ As a general matter, directorship or (an equivalent position) in an unafﬁliated public company (or companies reasonable expected to become public companies) will not be authorized because of the potential conﬂicts. „ If you wish to accept a directorship or (an equivalent position), you must obtain prior approval from the Boards of Directors of the Dimensional Entities in which you are an employee and/or an ofﬁcer. ACTIVITIES WITH A PRIVATE ORGANIZATION „ If you wish to be involved with a private organization (non-Dimensional) in an ofﬁcial capacity (ofﬁcer, directorship, or an equivalent position), you must obtain approval from the Co-CEOs and the Global CCO. ACTIVITIES WITH A NON-PROFIT ORGANIZATION „ If you wish to be involved with a non-proﬁt organization in an ofﬁcial capacity (directorship or an equivalent position), you must notify Compliance in writing, as further approval may be required. COMPENSATION „ If you receive compensation from an outside organization, you must obtain prior written approval from your supervisor and Compliance. Approval Process Outside activity requests will be evaluated on a case-by-case basis and approval will be granted only if it is determined that the activity does not present a signiﬁcant conﬂict of interest. Obtain written approval from your supervisor with the activity details and copy your local Compliance Team designee(s). If any additional information is required, Compliance will reach out to you. In instances where you receive authorization to serve as a director on an outside organization, you are expected to refrain from any direct (or indirect) involvement in the consideration by a Dimensional client of any purchase or sale for securities of that outside organization (or any afﬁliates of the outside organization) for which you serve as a director. 17 STANDARD OF CONDUCT

DIMENSIONAL FUND ADVISORS Gifts and Business Entertainment If you accept or provide gifts or entertainment (including business entertainment) relating to Dimensional business, you must comply with regulatory requirements, Dimensional’s business practices, and the Standard of Conduct. The giving (or accepting) of gifts and entertainment may create (or appear to create) a conﬂict of interest and place Dimensional or a client in a difﬁcult or embarrassing position. Therefore, embarrassing gifts should never be given (or accepted), and you always should use your best judgment when giving (or accepting) any gift or entertainment to determine whether it is appropriate. Under certain circumstances, Section 17(e)(1) of the 1940 Act may prohibit Dimensional’s Fund Advisory Personnel from accepting gifts and entertainment from Broker Donors. Accordingly, Dimensional has adopted additional restrictions that apply when Broker Donors offer gifts and entertainment to Authorized Traders. If you are a member of the Fund Advisory Personnel, you must comply with these additional restrictions. Gifts In general, you may give (or accept) gifts that do not exceed the annual aggregate amount of USD $100 (or the local currency equivalent). However, you must be mindful that some clients (or prospective clients) may be subject to additional regulatory restrictions or prohibitions on the acceptance of gifts or entertainment and may have to comply with related disclosure requirements. Therefore, you should inquire about any restrictions or disclosure requirements, prior to giving any gifts (or providing business entertainment). The giving (or accepting) of all gifts and business entertainment must be reported and logged promptly. Please contact a member of your local Compliance Team for reporting details. (US employees refer to the designee(s) list on Workday.) Gifts include logo items (e.g., pens, hats, etc.), tickets for events, gift baskets, meals, and transportation. This policy does not apply to gifts or charitable donations made by you outside the scope of your responsibilities with Dimensional. GIFT RESTRICTIONS „ You may not give (or accept) gifts in excess of USD $100 (or the local currency equivalent). „ You may not give (or accept) gifts in the form of cash or cash equivalents. „ Gifts valued in excess of USD $100 must be reported to Compliance and returned unless an exception is granted by the Global CCO or Compliance Designee. „ No exceptions will be granted for gifts subject to FINRA’s USD $100 gift limit. 18 STANDARD OF CONDUCT

DIMENSIONAL FUND ADVISORS If you are a member of the Fund Advisory Personnel, you must also comply with the following restrictions: „ You may not accept any gifts from Broker Donors except gifts of de minimis value, such as non-lavish, logoed items or gifts of less than USD $25 in reasonably estimated value. If you have a long-standing personal relationship with a Broker Donor, you may attend a non-business, social event hosted by the Broker Donor, or accept a non-de minimis gift or entertainment greater in value than USD $25 from the Broker Donor if the event, gift, or entertainment is pre-approved ﬁrst by your supervisor and then Compliance. You must report all gifts from Broker Donors regardless of value. Business Entertainment Business entertainment includes any event, meal, or activity whose primary purpose is business and is offered by and attended by a person who has (either directly or through their employer or afﬁliate) a current or prospective business relationship with Dimensional. This also includes instances where a Dimensional employee is offering the event, meal, or activity on behalf of a current or prospective Dimensional client or vendor. If the person (or entity) paying for the entertainment does not have a representative in attendance, the event constitutes as a gift and is subject to the gift restrictions above. PROVIDING BUSINESS ENTERTAINMENT You may provide business entertainment as long as it is appropriate and reported in writing to your supervisor. Business entertainment provided to a current or a prospective client or vendor will be overseen by your supervisor through the Dimensional expense reporting and approval process. If the business entertainment exceeds USD $100 per person, you will need to provide to your supervisor a written explanation along with the name of the client, business vendor, or organization. RECEIVING BUSINESS ENTERTAINMENT You may receive business entertainment as long as it is appropriate and reported in writing to your supervisor. If the estimated value of the business entertainment you receive is expected to exceed USD $100 per person, you will need to report the event in writing to the head of your department. The following types of business entertainment require pre-approval by your department head: „ Attending business-related events with an expected value in excess of USD $100 per person (or the local equivalent); „ Meals or events in which family members or friends are present; and 19 STANDARD OF CONDUCT

DIMENSIONAL FUND ADVISORS „ Attending meals or events in which ﬁve (5) or more Dimensional employees are in attendance. If you are a member of the Fund Advisory Personnel, you must also comply with the following restrictions: „ You may not accept entertainment (such as sporting events) from Broker Donors. You may accept business meals from Broker Donors of less than USD $100 in anticipated value, and you must report those meals to your supervisor and Compliance. You may accept business meals from Broker Donors of greater than USD $100 in anticipated value provided you ﬁrst pre-clear the meal with your supervisor and Compliance. UNIONS AND UNION OFFICIALS Special reporting rules apply when Dimensional employees furnish any gift or entertainment in excess of USD $250 in any calendar year to labor unions, union ofﬁcials, agents, or consultants of a Taft-Hartley plan. Please report all gifts or entertainment involving a union or union ofﬁcial to either Legal or Compliance. If applicable, Legal will be responsible for ﬁling the required LM-10 form with the Department of Labor. CHARITABLE CONTRIBUTIONS From time to time, Dimensional may choose to donate to charitable organizations that are clients or are supported by clients, prospects, or their employees. In general, we make those donations in response to requests from one of those parties. Dimensional takes into account the nature of the business relationship as one factor in determining whether to approve a charitable contribution. SUPPLEMENTAL POLICIES „ Japan Addendum to Gifts and Entertainment Political Contributions The U.S. Securities and Exchange Commission’s political contribution regulation and FINRA’s Rule 2030, also known as “pay to play” rules,3 limit contributions4 by investment advisers and certain of their employees to certain Covered Government Ofﬁcials. In addition, Dimensional is subject to a variety of federal, state, and local restrictions regarding political contributions, as well as contractual restrictions between Dimensional and certain clients. 20 STANDARD OF CONDUCT 3. Political Contributions by Certain Investment Advisors, Rule 206(4)-5; Engaging in Distribution and Solicitation Activities with Government Entities, FINRA Rule 2030. 4. Contributions include, but are not limited to, monetary contributions, gifts, and loans (including in-kind contributions, such as donation of goods or services).

DIMENSIONAL FUND ADVISORS Although Dimensional encourages civic and community involvement by its directors, ofﬁcers, and employees, Dimensional desires to avoid any situation that could curtail Dimensional’s current business or business prospects, raise potential or actual conﬂicts of interest, or create an appearance of impropriety in the context of Dimensional’s business relationships. Accordingly, all contributions by a director, ofﬁcer, employee, or Immediate Family Member of a director, ofﬁcer, or employee of Dimensional (each a “Contributor”) must be made on the Contributor’s behalf, entirely voluntary, and should not be in an amount (determined by Contributor taking into account the Code) that is likely to inﬂuence a candidate’s judgment regarding any continued or future business with Dimensional. Speciﬁcally, this policy prohibits a Contributor from making political contributions when the solicitation or request for such contributions implies that continued or future business with Dimensional depends on making such contributions. Similarly, no contributions should be made that create the appearance that Dimensional stands to beneﬁt in its business relations because of the Contributor’s contribution. If a Contributor is unsure if a particular political contribution would be in compliance with this policy, they should consult Dimensional’s U.S. Legal and/or Compliance Department. More speciﬁcally, the following actions are prohibited: „ Contributors are prohibited from making political or charitable contributions for the purpose of obtaining or retaining potential or existing public entity clients; „ Contributors are prohibited from making any contributions that create the appearance that Dimensional stands to beneﬁt in its business relations because of such contribution; and „ Contributors from Dimensional’s non-U.S. based advisor afﬁliates are prohibited from making any political contributions to political action committees (PACs) federal, state, or local candidates for elective ofﬁce in the United States. In order to prevent an inadvertent violation of the “pay to play” rules, Contributors are prohibited from making political contributions without prior approval from the Global CCO or Designated Ofﬁcer to any of the following: „ Covered Government Ofﬁcials „ Political action committees (PACs) Requests for approval of political contributions must be submitted through the CRS and cannot exceed federal, state, or client limitations. Dimensional’s 21 STANDARD OF CONDUCT

DIMENSIONAL FUND ADVISORS Compliance Department will be responsible for maintaining the required books and records associated with employee political contributions to ensure the reports are kept conﬁdential. In addition, Dimensional’s Global CCO or a Chief Executive Ofﬁcer may grant exceptions to the contribution limitation on a case-by-case basis. Violations of this policy will not necessarily be deemed to be violations of the “pay to play” rules; all violations of this policy will be discussed by Dimensional’s Global Legal and Compliance Ofﬁcers in making that determination. If you have any questions about the policy, please contact the U.S. Legal and/or Compliance Department. Other Policy Highlights Policy Against Bribery and Corruption Dimensional employees are prohibited from giving, offering, or promising anything of value to a foreign ofﬁcial with the intent to improperly obtain or retain any business or any other advantage. For a full explanation of the policy, please refer to the Policy Against Bribery and Corruption and U.K. Annex. Privacy Policies You should be aware of your local privacy policies, including the Dimensional Privacy Policy and Procedures, the Dimensional Fund Advisors Ltd. Privacy Policy and Notice, Employee and Contractor/Consultant Privacy Policy and Notice, and Director Privacy Policy, the Australian Privacy Policy Statement, the Canada Privacy Policy, the Japan Personal Information Protection Policies, the Singapore Privacy Policy, the Dimensional Ireland Limited Privacy Policy and Notice, Employee and Contractor/Consultant Privacy Policy and Notice, and Director Privacy Policy, and the Hong Kong Privacy Policy. Information concerning Dimensional’s clients that you acquire in connection with your employment at Dimensional is proprietary. As an employee, contractor, or consultant you have access to computers, systems, and corporate information in order to do your job. This access means that you have an obligation to use these systems responsibly and follow company policies to protect information and systems. You are prohibited from sending or forwarding sensitive or conﬁdential data to your personal email address. If you have any general questions about the Standard of Conduct, please contact a member of your local Compliance Team. Updated as of July 1, 2021 (US_22035.12) 22 STANDARD OF CONDUCT

DIMENSIONAL FUND ADVISORS Glossary of Terms The following deﬁnitions apply throughout both the Code and Standard of Conduct: 1940 Act means the Investment Company Act of 1940. 529 Account(s) (or 529 Plans) means accounts established in a college savings or other plan authorized under Section 529 of the Internal Revenue Code. A list of all 529 Plans that have the ability to hold Dimensional Managed Funds appears on Workday and is periodically updated by Compliance. Access Person means: „ any director/trustee, ofﬁcer, or general partner of the U.S. Registered Funds or Dimensional Entities; „ any ofﬁcer or director of the Distributor who, in the ordinary course of business, makes, participates in, or obtains information regarding the purchase or sale of covered securities for any registered investment company for which the Distributor acts as the principal underwriter; „ employees of Dimensional who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of covered securities, or other advisory clients for which the Advisors provide investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales; „ any natural persons in a control relationship with one or more of the U.S. Registered Funds or Advisors who obtain information concerning recommendations made to such U.S. Registered Funds or other advisory clients with regard to the purchase or sale of covered securities, or whose functions or duties, as part of the ordinary course of their business, relate to the making of any recommendation to U.S. Registered Funds or advisory clients regarding the purchase or sale of covered securities; and „ any Supervised Person (which may include contractors or consultants) who has access to nonpublic information regarding client securities transactions, research, or portfolio holdings of any Dimensional Managed Funds.

DIMENSIONAL FUND ADVISORS Advisers Act means the Investment Advisers Act of 1940. Advisor means Dimensional Fund Advisors LP, DFA Australia Limited, Dimensional Fund Advisors Ltd., Dimensional Fund Advisors Canada ULC, Dimensional Fund Advisors Pte. Ltd., Dimensional Japan Ltd., and Dimensional Ireland Limited. Authorized Brokerage Firms for U.S. employees and other U.S. persons subject to the Code are listed on Appendix A. Beneﬁcial Ownership means the employee has or shares a direct or indirect pecuniary interest in the securities held in an account. As an employee, you have a pecuniary interest in securities if you have the ability to directly or indirectly proﬁt from a securities transaction. It is presumed that you have beneﬁcial ownership interests in any account held individually or jointly, by you or by your Immediate Family Member or domestic partner (or an unrelated adult with whom you share your home and contribute to each other’s support) including but not limited to family trusts and family partnerships (Securities Exchange Act of 1934, Rule 16a-1; 17 CFR 240.16a-1). Broker Donors means broker-dealers or similar ﬁnancial intermediaries and their employees, ofﬁcers, directors, and other representatives. Covered Account includes any broker-dealer, investment adviser, bank, or other ﬁnancial institutions in which an Access Person maintains an account in which any securities are held or the account has the ability to hold securities for the direct or indirect beneﬁt of such Access Person. Covered Government Ofﬁcial means any person who is, at the time of the contribution, an incumbent or a candidate for state or local government ofﬁce (including any candidate for a federal ofﬁce currently holding a state or local ofﬁce). Designated Ofﬁcer means the Global Chief Compliance Ofﬁcer or any employee from the Dimensional Entities designated by the Global CCO. Dimensional means (i) DFA Investment Dimensions Group Inc., The DFA Investment Trust Company, Dimensional Emerging Markets Value Fund and Dimensional Investment Group Inc. (collectively, the “U.S. Mutual Funds”), (ii) Dimensional ETF Trust (collectively (i) and (ii) are the “U.S. Registered Funds”); (iii) Dimensional Fund Advisors LP, Dimensional Investment LLC, DFA Australia Limited, Dimensional Fund Advisors Ltd., Dimensional Fund Advisors Canada ULC, Dimensional Fund Advisors Pte. Ltd., Dimensional Japan Ltd., Dimensional Hong Kong Limited, and Dimensional Ireland Limited (collectively, the “Dimensional Entities”); and (iv) DFA Securities LLC (the “Distributor”). 24 GLOSSARY OF TERMS

DIMENSIONAL FUND ADVISORS Dimensional Managed Funds means any series/portfolio of the U.S. Mutual Funds, ETFs, or any other fund globally that is advised by or sub-advised by any of the Advisors. Discretionary Account means a personal account in which you have completely turned over decision-making authority to a professional money manager (who is not an Immediate Family Member or not otherwise covered by the Code) and you have no direct or indirect inﬂuence or control over the account. This includes accounts for which Dimensional is an investment advisor or a sub-advisor. Such accounts are often referred to as “professionally managed” or “managed accounts.” Disinterested Trustee means a director/trustee of the U.S. Registered Funds who is not considered to be an “interested person” of the U.S. Registered Funds within the meaning of Section 2(a)(19)(A) of the 1940 Act. Ethics Committee means the Ethics Committee appointed by the directors/ trustees of the Dimensional Entities and consists of the certain ofﬁcers of Dimensional Fund Advisors LP, including the Co-Chief Executive Ofﬁcers, General Counsel, Global Head of Portfolio Management, Global Head and Deputy of Human Resources, Chief Compliance Ofﬁcer for the U.S. Registered Funds, Global Chief Compliance Ofﬁcer, and subject to change from time to time. Fund Advisory Personnel means those persons whose names appear on the effective list of Authorized Traders kept by Dimensional. Immediate Family Member of an employee means any of the following person(s) sharing the same household with the employee: „ spouse, civil union or domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, adoptive relationships, and legal guardianships; „ someone who holds account(s) in which the employee is a joint owner, has trading authority, or Beneﬁcial Ownership; and/or „ someone for whom the employee contributes to the maintenance of the household and the ﬁnancial support of such person. Outside Director means a director of any Advisor who is not considered to be an “interested person” of the Advisor within the meaning of Section 2(a)(19)(B) of the 1940 Act, provided that a director shall not be considered interested for purposes of the Code by virtue of being a director or knowingly 25 GLOSSARY OF TERMS

DIMENSIONAL FUND ADVISORS having a direct or indirect beneﬁcial interest in the securities of the Advisor if such ownership interest does not exceed ﬁve percent (5%) of the outstanding voting securities of such Advisor. SEC Rules means rules of the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, Rule 206(4)-5 and Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act. Supervised Person means any partner, ofﬁcer, director (or other person occupying a similar status or performing similar functions), or employee of Dimensional, or other person who provides (i) investment advice on behalf of an Advisor and (ii) is subject to the supervision and control of the Advisor with respect to activities that are subject to the Advisers Act or the 1940 Act. 26 GLOSSARY OF TERMS

DIMENSIONAL FUND ADVISORS Appendix A—List of Authorized Brokerage Firms The following Authorized Brokerage Firms, which are subject to change from time to time, are approved for U.S. employees and U.S. persons subject to the Code: „ Ameriprise „ Betterment „ Edward Jones „ Charles Schwab „ E*Trade „ Fidelity „ Merrill Lynch „ Morgan Stanley „ Raymond James „ TD Ameritrade „ USAA „ Vanguard „ Wells Fargo MKT-18098 06/21